Exhibit 1

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13G with respect to the Common Stock of NantHealth, Inc. is, and any amendment thereto signed by each of the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Date: February 13, 2017

CALIFORNIA CAPITAL EQUITY, L.P.

By:	/s/ Charles Kenworthy
Name:	Charles Kenworthy
Title:	Manager

NANTWORKS, LLC

By:	/s/ Charles Kenworthy
Name:	Charles Kenworthy
Title:	Authorized Signatory

CAMBRIDGE EQUITIES, L.P.

By:	MP 13 Ventures, its General Partner
By:	/s/ Charles Kenworthy
Name:	Charles Kenworthy
Title:	Manager

MP 13 VENTURES, LLC

By:	/s/ Charles Kenworthy
Name:	Charles Kenworthy
Title:	Manager

/s/ Patrick Soon-Shiong
Patrick Soon-Shiong